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                                                                    Exhibit 99.1

[CURAGEN GRAPHIC APPEARS HERE]

Contact:
Mark R. Vincent
Director of Corporate & Investor Relations mvincent@curagen.com
1-888-GENOMICS
www.curagen.com

FOR IMMEDIATE RELEASE
---------------------

           CuraGen Scientists Present Data on Anti-Angiogenic Protein

 Unique Activity of Anti-Angiogenic Protein Revealed at the 93rd Annual American
                   Association for Cancer Research Conference

New Haven, CT - April 9, 2002 - CuraGen Corporation (NASDAQ: CRGN), an integrated, genomics-based pharmaceutical company, today announced that Company scientists have discovered a gene (CG57067) that codes for a protein (designated as Angioarrestin) capable of inhibiting angiogenesis, one of the primary mechanisms of cancer that contributes to tumor cell growth. CuraGen scientists are investigating this protein as a potential therapeutic to inhibit angiogenesis for the treatment of cancer. This discovery results from substantial scientific research conducted within CuraGen's Oncology Research Program, and was described at the American Association for Cancer Research conference on April 7, 2002.

Angiogenesis is one of the primary mechanisms involved in cancerous tumor cell growth. Through the process of angiogenesis, new blood vessels feed cancerous tissues, thus enabling tumors to grow. Angiogenesis occurs when tumor cells produce abnormal amounts of angiogenic growth factors and overwhelm the effects of natural angiogenic inhibitors. By striking at this underlying mechanism of cancer, it may be possible to inhibit a tumor's supply of nutrients. CuraGen scientists have discovered that CG57067 shows significant promise as a potent inhibitor of angiogenesis. By inhibiting angiogenesis, CG57067 has the potential to block tumor progression, and Angioarrestin may act as an effective protein therapeutic for use in fighting cancer.

"Through the application of CuraGen's functional genomic technologies, scientists identified CG57067 as a gene that was consistently expressed at lower levels in tumor tissues compared to adjacent non-tumor tissue, suggesting a role for CG57067 in tumor inhibition. In subsequent experiments, recombinant Angioarrestin was systematically tested in a number of cell assays and found to block critical processes involved in angiogenesis, including endothelial cell proliferation, migration, tubular network formation and adhesion to extracellular matrix proteins. In biological models, tumor cells transfected with CG57067 showed a marked reduction in their ability to form tumors. These findings reveal that CG57067 is a potent angiogenesis inhibitor and indicate that Angioarrestin holds potential promise as a protein therapeutic to treat cancer," stated Henri S. Lichenstein, Ph.D., Director of Drug Development at CuraGen Corporation.

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CuraGen Corporation (NASDAQ: CRGN) is a genomics-based pharmaceutical company.
CuraGen's integrated, functional genomic technologies and Internet-based bioinformatic systems are designed to generate comprehensive information about genes, human genetic variations, gene expression, protein interactions, protein pathways, and potential drugs that affect these pathways. The Company is applying its industrialized genomic technologies, informatics, and validation technologies to develop protein, antibody, and small molecule therapeutics to treat obesity and diabetes, cancer, inflammatory diseases, and central nervous system (CNS) disorders. CuraGen is headquartered in New Haven, CT. Additional information is available at www.curagen.com.

This press release may contain forward-looking statements including statements about Angioarrestin holding potential promise as a protein therapeutic to treat cancer. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. CuraGen cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: CuraGen's expectation that it will incur operating losses in the near future, the early stage of development of CuraGen's products and technologies, uncertainties related to preclinical and clinical testing and trials, uncertainties and adverse results relating to CuraGen's ability to obtain regulatory approval for its products in development, uncertainties surrounding the availability of additional funding, CuraGen's reliance on research collaborations and strategic alliances, the actions of competitors, the development of competing technologies, CuraGen's ability to protect its patents and proprietary rights, patent infringement actions and uncertainties relating to commercialization rights. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for a description of these risks. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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